As Filed with the Securities and Exchange Commission on March 10, 2000
                                           Registration No.  333-
-------------------------------------------------------------------------

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933


                    DEVON ENERGY CORPORATION
     (Exact name of registrant as specified in its charter)

            DELAWARE                       73-1567067
(State or other jurisdiction of          (I.R.S. Employer
 incorporation or organization)          Identification No.)


                  20 NORTH BROADWAY, SUITE 1500
               OKLAHOMA CITY, OKLAHOMA  73102-8260
            (Address of principal executive offices)

              1985 CONDITIONAL STOCK AWARD PROGRAM
              1990 CONDITIONAL STOCK AWARD PROGRAM
              1993 CONDITIONAL STOCK AWARD PROGRAM
                    (Full title of the plan)

                        J. LARRY NICHOLS
              PRESIDENT AND CHIEF EXECUTIVE OFFICER
                    DEVON ENERGY CORPORATION
                  20 NORTH BROADWAY, SUITE 1500
               OKLAHOMA CITY, OKLAHOMA  73102-8260
                         (405) 235-3611
  (Name, address and telephone number, including area code, of agent for service)


                 CALCULATION OF REGISTRATION FEE

   Title of           Amount to        Proposed      Proposed    Amount of
 securities to            be            maximum       maximum    registration
 be registered        registered       offering      aggregate      fee(2)
                         (2)           price per     offering
                                         share         price
--------------        ----------       ---------     ---------   ---------
Devon Common Stock(1) 895 Shares(a)    $ 40.00       $ 35,800    $ 10
Devon Common Stock(1) 19,285 Shares(b) $ 40.00       $771,400    $204
Devon Common Stock(1) 12,431 Shares(c) $ 40.00       $497,240    $132
                      ------           ---------     ---------   ---------
     Total            32,611 Shares    $120.00     $1,304,440    $346
                      ======           =========   ===========   =========
---------------
(1)  Includes the stock purchase rights associated with the Devon
     Common Stock.
(2) There is also being registered hereby such additional number of shares of Devon Common Stock as may be issued pursuant to the anti-dilution provisions of the:
     (a)  1985 Conditional Stock Award Program
     (b)  1990 Conditional Stock Award Program
     (c)  1993 Conditional Stock Award Program
(3) Estimated pursuant to Rule 457(c) and (h) solely for the purposes of computing the registration fee based upon the average of the high and low prices of the Devon Common Stock, as reported on the American Stock Exchange Composite Trans-actions on March 7, 2000.


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents previously filed with the Securities and Exchange Commission by Devon Energy Corporation, an Oklahoma corporation (now Devon Energy Corporation (Oklahoma) ("Devon Oklahoma") (Commission file number 1-10067) and by PennzEnergy Company, a Delaware corporation ("PennzEnergy") (Commission file number 1-05591) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     1. Devon Oklahoma's Annual Report on Form 10-K for the year ended December 31, 1998;

     2.   Devon Oklahoma's Current Reports on Form 8-K dated February
          2, 1999, February 8, 1999, February 22, 1999, April 28, 1999,
          May 21, 1999, June 1, 1999, July 22, 1999, and August 13, 1999;

     3. Devon Oklahoma's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, and June 30, 1999; and

     4. The Joint Proxy Statement/Prospectus of Devon Oklahoma and PennzEnergy on Schedule 14A, dated July 15, 1999, which is included as part of the Registration Statement on Form S-4 (File No. 333-82903) of the Registrant.

     5. PennzEnergy's Annual Report on Form 10-K for the year ended December 31, 1998;

     6.   PennzEnergy's  Current  Report on Form 8-K dated August 17,
          1999; and

     7. PennzEnergy's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, and June 30, 1999.

     The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

     1.   Current  Reports  on  Form 8-K  dated  August 31, 1999,
          September 24, 1999, October 1,  1999,  October 5, 1999,
          November 10, 1999, November 12, 1999 and January 27, 2000.

     2.   Quarterly  Report on Form 10-Q for the  quarter  ended
          September 30, 1999.

     3. The description of the Registrant's Common Stock set forth in Exhibit 4.9 to the Registrant's Form 8-K, dated August 18, 1999, including any amendment or report filed for purposes of updating any such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing  of  a post-effective amendment which indicates  that  all shares  of  common  stock covered by this registration  statement have been sold or which deregisters all such shares remaining unsold, shall be deemed to be incorporated by reference and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference to this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The Company will deliver or cause to be delivered to each participant to whom this document is sent or given a copy of the Registrant's annual report to stockholders for its latest fiscal year, unless such employee otherwise has received a copy of such report, in which case the Registrant will promptly furnish, without charge, a copy of such report on written request of the participant.

     The Registrant will provide without charge to any participant to whom a copy of this document is delivered, upon written or oral request of any such person, a copy of any or all of the information described above which has been incorporated by reference herein, other than exhibits thereto.

     Requests for copies should be directed  to  the Registrant's
Manager - Corporate Governance and Assistant Corporate Secretary,
Janice  A.  Dobbs, Devon Energy Corporation, 20  North  Broadway,
Oklahoma City, Oklahoma 73102, telephone (405) 235-3611.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Except to the extent indicated below, there is no charter provision, by-law, contract, arrangement or statute under which any director or officer of Registrant is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

     Article VIII of the Restated Certificate of Incorporation of Registrant contains a provision, permitted by Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), limiting the personal monetary liability of directors for breach of fiduciary duty as a director. The DGCL and the Restated Certificate of Incorporation of the Registrant provide that such provision does not eliminate or limit liability,

     (1) for any breach of the director's duty of loyalty to Registrant or its stockholders,

     (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     (3) for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper benefit.

     Section 145 of the DGCL permits indemnification against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with actions, suits or proceedings in which a director, officer, employee or agent is a party by reason of the fact that he or she is or was such a director, officer, employee or agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, in connection with actions by or in the right of the corporation, such indemnification is not permitted if such person has been adjudged liable to the corporation unless the court determines that, under all of the circumstances, such person is nonetheless fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Article X of the Registrant's Restated Certificate of Incorporation provides for such indemnification.

     Section  145  also  permits a corporation  to  purchase  and maintain insurance on behalf of its directors and officers against any liability which may be asserted against, or incurred by, such persons in their capacities as directors or officers of the corporation whether or not Registrant would have the power to indemnify such persons against such liabilities under the provisions of such sections. Registrant intends to purchase such insurance.

     Section 145 further provides that the statutory provision is not exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or independent directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     Article   XIII   of  the  by-laws  of  Registrant   contains
provisions   regarding  indemnification  which   parallel   those
described above.

     The merger agreement dated May 19, 1999 between Registrant and PennzEnergy provides that for seven years after the effective time, Registrant will indemnify and hold harmless each person who was a director or officer of Devon or PennzEnergy prior to the effective time from their acts or omissions in those capacities occurring prior to the effective time to the fullest extent permitted by applicable law.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits

Exhibit No.     Document
-----------     --------

  4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3 to Registrant's
       Form 8-K, filed on August 18, 1999).
  4.2  By-laws  of  the Registrant (incorporated by reference  to
       Exhibit  3.3 to Registrant's Registration Statement  on
       Form S-4, File No. 333-82903).
  4.3  Form   of   Common  Stock  Certificate  (incorporated   by
       reference to Exhibit 4.1 to Registrant's Form 8-K, filed on August 18, 1999).
  4.4  Rights  Agreement between Registrant and BankBoston,  N.A.
       (incorporated   by   reference  to   Exhibit   4.2   to
       Registrant's Form 8-K filed on August 18, 1999).
  4.5  Certificate   of   Designations   of   Series   A   Junior
       Participating    Preferred   Stock    of    Registrant
       (incorporated   by   reference  to   Exhibit   4.3   to
       Registrant's Form 8-K filed on August 18, 1999).
  4.6  Certificate   of  Designations  of  the  6.49%  Cumulative
       Preferred  Stock, Series A of Registrant (incorporated
       by reference to Exhibit 4.4 to Registrant's Form 8-K filed on August 18, 1999).
  4.7  Amending Support Agreement, dated August 17, 1999, between
       the   Registrant  and  Northstar  Energy   Corporation
       (incorporated   by   reference  to   Exhibit   4.5   to
       Registrant's Form 8-K filed on August 18, 1999).
  4.8  Description  of Capital Stock of Devon Energy Corporation
       (incorporated   by   reference  to   Exhibit   4.9   to
       Registrant's Form 8-K filed on August 18, 1999).
  5.1  Opinion of McAfee & Taft A Professional Corporation
  9 Amending Voting and Exchange Agreement, dated August 17, 1999, between Registrant, Northstar Energy Corporation
       and   CIBC  Mellon  Trust  Company  (incorporated   by
       reference to Exhibit 9 to Registrant's Form 8-K filed on August 18, 1999).
 23.1  Consent of KPMG LLP
 23.2  Consent of Deloitte & Touche LLP
 23.3  Consent of PricewaterhouseCoopers LLP
 23.4  Consent of Arthur Andersen LLP
 23.5 Consent of McAfee & Taft A Professional Corporation (contained in its opinion in Exhibit 5.1)
 23.6  Consent of LaRoche Petroleum Consultants, Ltd.
 23.7  Consent of AMH Group, Ltd.
 23.8  Consent of Paddock Lindstrom & Associates Ltd.
 23.9  Consent of John P. Hunter & Associates, Ltd.
 23.10 Consent of Ryder Scott Company, L.P.
 24.1  Power of Attorney

Item 9.  Undertakings

     (a) The undersigned registrant hereby undertakes:

          (1) to  file,  during  any  period in which  offers  or
sales  are  being  made,  a  post-effective  amendment  to   this
Registration Statement:

               (i) to include  any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registrations Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) that, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all for the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 9th day of March, 2000.

                                   DEVON ENERGY CORPORATION

                                      J. LARRY NICHOLS
                                      J. Larry Nichols
                                      President and Chief
                                      Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 9, 2000.

       Signature                       Title
       ---------                       -----

THOMAS F. FERGUSON              Director
Thomas F. Ferguson

DAVID M. GAVRIN                 Director
David M. Gavrin

MICHAEL E. GELLERT              Director
Michael E. Gellert

MOULTON GOODRUM, JR.            Director
Moulton Goodrum, Jr.

JOHN A. HAGG                    Director
John A. Hagg

HENRY R. HAMMAN                 Director
Henry R. Hamman

DANNY J. HEATLY                 Vice President - Accounting
Danny J. Heatly

WILLIAM J. JOHNSON              Director
William J. Johnson

MICHAEL M. KANOVSKY             Director
Michael M. Kanovsky

ROBERT A. MOSBACHER, JR.        Director
Robert A. Mosbacher, Jr.

J. LARRY NICHOLS                President, Chief Executive
J. Larry Nichols                Officer and Director

JAMES L. PATE                   Chairman of the Board and
James L. Pate                   Director

H.R. SANDERS, JR.               Director
H.R. Sanders, Jr.

BRENT SCOWCROFT                 Director
Brent Scowcroft

WILLIAM T. VAUGHN               Senior Vice President - Finance
William T. Vaughn

ROBERT B. WEAVER                Director
Robert B. Weaver

                           EXHIBIT INDEX
Exhibit
No.      Document                            Method of Filing
-------  --------                            ----------------
 4.1    Restated Certificate of Incorpo-     Incorporated herein by reference
        ration of the Registrant
 4.2    By-laws of the Registrant            Incorporated herein by reference
 4.3    Form of Common Stock Certificate     Incorporated herein by reference
 4.4    Rights Agreement between Registrant  Incorporated herein by reference and BankBoston, N.A.
 4.5    Certificate of Designations of       Incorporated herein by reference
        Series A Junior Participating
        Preferred Stock of Registrant
 4.6    Certificate of Designations of       Incorporated herein by reference
        the 6.49% Cumulative Preferred Stock,
        Series A of Registrant
 4.7    Amending Support Agreement, dated    Incorporated herein by reference
        August 17, 1999, between the
        Registrant and Northstar Energy
        Corporation
 4.8    Description of Capital Stock of      Incorporated herein by reference
        Devon Energy Corporation
 5.1    Opinion of McAfee & Taft A           Filed herewith electronically
        Professional Corporation
 9      Amending Voting and Exchange         Incorporated herein by reference
        Agreement, dated August 17,
        1999, between Registrant,
        Northstar Energy Corporation
        and CIBC Mellon Trust Company
23.1    Consent of KPMG LLP                  Filed herewith electronically
23.2    Consent of Deloitte & Touche LLP     Filed herewith electronically
23.3    Consent of PricewaterhouseCoopers    Filed herewith electronically
        LLP
23.4    Consent of Arthur Andersen LLP       Filed herewith electronically
23.5    Consent of McAfee & Taft A           Filed herewith electronically
        Professional Corporation
        (contained in its opinion in
        Exhibit 5.1)
23.6    Consent of LaRoche Petroleum         Filed herewith electronically
        Consultants, Ltd.
23.7    Consent of AMH Group, Ltd.           Filed herewith electronically
23.8    Consent of Paddock Lindstrom &       Filed herewith electronically
        Associates Ltd.
23.9    Consent of John P. Hunter &          Filed herewith electronically
        Associates, Ltd.
23.10   Consent of Ryder Scott Company, L.P. Filed herewith electronically
24.1    Power of Attorney                    Filed herewith electronically